                                                               EXHIBIT 99(c)(37)

                         MUTUAL NON-DISCLOSURE AGREEMENT

               THIS AGREEMENT governs the disclosure of information by and between Oacis Healthcare Systems Corp. ("OACIS") and Science Applications International Corporation ("SAIC") as of November 4th, 1998 (the "EFFECTIVE DATE").

                   1. As used herein, "CONFIDENTIAL INFORMATION" shall mean any and all technical and non-technical information provided by either party to the other, including but not limited to (a) patent and patent applications, (b) trade secret, and (c) proprietary information, ideas, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of each of the parties, and including, without limitation, their respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information the disclosing party provides regarding third parties.

                   2. Each party agrees that at all times until termination or expiration of this Agreement it will hold in strict confidence and not disclose to any third party Confidential Information of the other, except as approved in writing by the other party to this Agreement, and will use the Confidential Information for no purpose other than evaluating or pursuing a business relationship with the other party to this Agreement. Notwithstanding the above, the party to whom Confidential Information was disclosed (the "RECIPIENT") shall not be in violation of this Section 3 with regard to a disclosure that was in response to a valid order by a court or other governmental body, provided that the Recipient provides the other party with prior written notice of such disclosure in order to permit the other party to seek confidential treatment of such information. Each party shall only permit access to Confidential Information of the other party to those of its employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein.

                   3. Each party shall immediately notify the other upon discovery of any loss or unauthorized disclosure of the Confidential Information of the other party.

                   4. Each party's obligations under this Agreement with respect to any portion of the other party's Confidential Information shall terminate when the Recipient can document that: (a) it was in the public domain at the time it was communicated to the Recipient by the other party; (b) it entered the public domain subsequent to the time it was communicated to the Recipient by the other party through no fault of the Recipient; (c) it was in the Recipient's possession free of any obligation of confidence at the time it was communicated to the Recipient by the other party; (d) it was rightfully communicated to the Recipient free of any obligation of confidence subsequent to the time it was communicated to the Recipient by the other party or (e) it was communicated by the other party to an unaffiliated third party free of any obligation of confidence.

                   5. Upon termination or expiration of the Agreement, or upon written request of the other party, each party shall promptly destroy or return to the other all documents and other tangible materials representing the other's Confidential Information and all copies thereof. The Recipient agrees to destroy all documents, memoranda, notes and other writings whatsoever prepared by the Recipient or its employees or representatives based on the information contained in the Confidential Information (except for references or summaries appearing in minutes or corporate records).

                   6. In addition, each party agrees that it will not (and direct its employees and representatives not to) disclose (i) to any person either the fact that discussions or negotiations are taking place concerning one or more possible transactions between the parties or (ii) any of the terms, conditions or other facts with respect to any such possible transactions, including the status thereof.

                   7. Although the disclosing party has endeavored to include in the Confidential Information, information known to it which it believes to be relevant for the purpose of the Recipient's investigation of a potential transaction, the Recipient acknowledges and agrees that neither the disclosing party nor any of its employees or representatives have made or make any representations or warranty as to the accuracy or completeness of all or any portion of the Confidential Information. The Recipient agrees that neither the disclosing party nor any of its employees or representatives shall have any liability to the Recipient or any of the Recipient's employees or representatives resulting from the use of, or conclusions arising from, the Confidential Information.

                   8. The parties recognize and agree that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Confidential Information of the other party disclosed pursuant to this Agreement, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Confidential Information. Neither party shall make, have made, use or sell for any purpose any product or other item using, incorporating or derived from any Confidential Information to the other party.

                   9. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. Any reproduction of any Confidential Information of the other party by either party shall remain the property of the disclosing party and shall contain any and all confidential or proprietary notices or legends which appear on the original, unless otherwise authorized in writing by the other party.

                  10. Nothing contained herein shall imply any obligations of either party to proceed with a transaction between the parties, and each party reserves the right to terminate the discussions contemplated hereunder, with or without cause, without any liability for such termination.

                  11. This Agreement shall terminate three (3) years after the Effective Date and shall be binding upon the Recipient's heirs, successors and assigns.

                  12. This Agreement shall be governed by and construed in accordance with the laws of California without reference to conflict of laws principles. This Agreement may not be amended except by a writing signed by both parties hereto.

                  13. Each party acknowledges that its breach of the Agreement will cause irreparable damage and hereby agrees that the other party shall be entitled to seek injunctive relief under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction. Additionally, in the event of a breach by the Recipient, the disclosing party shall be entitled to recover the costs of enforcing this Agreement including, without limitation reasonable attorneys' fees.

                  14. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

                  15. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

                  16. Neither party will assign or transfer any rights or obligations under this Agreement without the prior written consent of the other party.

                  17. Neither party shall export, directly or indirectly, any technical data acquired from the other pursuant to this Agreement or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval.

                  18. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, electronic mail, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five
(5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth at the end of this Agreement or such other address as either party may specify in writing.

                  19. Each of the parties agrees that the software programs of the other party contain valuable confidential information and each party agrees it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the other party without the prior written consent of the other party.

                  20. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Mutual Non-Disclosure Agreement to be executed as of the Effective Date.


OACIS HEALTHCARE SYSTEMS CORP.            SCIENCE APPLICATIONS INTERNATIONAL
                                          CORPORATION





By: /s/  Stephen Ghiglieri                  By: /s/  K. J. Houston
    ------------------------                    ----------------------------

Name: /s/  Stephen Ghiglieri                Name: /s/  K. J. Houston
      ----------------------                      --------------------------

Date: November 4, 1998                      Date: November 4, 1998
      ----------------------                      --------------------------

Address: The Oacis Building                 Address: 10260 Campus Point Drive
         1101 Fifth Avenue                           San Diego, CA 92121
         San Rafael, CA 94901